Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2016 relating to the consolidated financial statements of China Online Education Group, which appears in the Registration Statement on Form F-1 (as amended) (No. 333-211315) filed on June 7, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

September 2, 2016